Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-8 No. 333-184395) pertaining to the 2012 Equity Incentive Plan, the 2012 Employee Stock Purchase Plan, the 2005 Stock Plan, as amended, and the Non-Plan Stock Option Agreements of Workday, Inc.,

2)	Registration Statement (Form S-8 No. 333-187665) pertaining to the 2012 Equity Incentive Plan of Workday, Inc.,

3)	Registration Statement (Form S-3ASR No. 333-193332) and related Prospectus of Workday, Inc. for the registration of Class A common stock,

4)	Registration Statement (Form S-8 No. 333-194934) pertaining to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan of Workday, Inc, and

5)	Registration Statement (Form S-8 No. 333-203004) pertaining to the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan of Workday, Inc.;

of our reports dated March 22, 2016, with respect to the consolidated financial statements of Workday, Inc. and the effectiveness of internal control over financial reporting of Workday, Inc. included in this Annual Report (Form 10-K) of Workday, Inc. for the year ended January 31, 2016.

/s/ Ernst & Young LLP

San Francisco, California
March 22, 2016